UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

NATURALSHRIMP INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13601 Preston Rd., Suite E1092

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

On September 4, 2024, Streeterville Capital, LLC, a Utah limited liability company and Bucktown Capital, LLC, a Utah limited liability company (collectively, “Streeterville”) filed a Verified Emergency Motion for Appointment of Receiver (the “Motion”) under Civil Case No. 240907138, in the District Court of Salt Lake County, Utah, against NaturalShrimp, Inc., a Nevada corporation (“NaturalShrimp”).

The Motion alleges, among other things, that NaturalShrimp has defaulted under the terms of its loan agreements with Streeterville. The Motion sought the appointment of a Receiver to immediately take control of NaturalShrimp’s assets to preserve same.

An Order was entered ex parte by the Court on September 9, 2024 granting the relief requested by Streeterville. The Court duly appointed Amplio Turnaround and Restructuring, LLC as the Receiver. The Court’s Order further scheduled a hearing to be held on September 17, 2024, on a preliminary injunction to address issues raised in the Motion. NaturalShrimp has secured counsel to represent it in the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: September 13, 2024	By:	/s/ Gerald Easterling
	Name:	Gerald Easterling
	Title:	Chief Executive Officer